Exhibit 99.1

Chiron Reports 2004 Third-Quarter Pro Forma Earnings Results of 26 Cents Per Share; GAAP Results of 13 Cents Per Share

     EMERYVILLE, Calif.--(BUSINESS WIRE)--Oct. 20, 2004--Chiron Corporation (NASDAQ:CHIR) today reported pro forma income from continuing operations of $49 million, or $0.26 per share, for the third quarter of 2004, compared to $117 million, or $0.60 per share, for the third quarter of 2003. On a GAAP basis, Chiron reported income from continuing operations of $24 million, or $0.13 per share, for the third quarter of 2004, compared to a loss from continuing operations of $20 million, or $0.11 per share, for the third quarter of 2003. Foreign exchange rates resulted in an approximate $0.04 decrease in pro forma earnings per share and an approximate $0.05 decrease in GAAP earnings per share for the third quarter of 2004.
     As a result of the October 5, 2004, action by the UK regulatory body, the Medicines and Healthcare products Regulatory Agency (MHRA), to temporarily suspend Chiron's license to manufacture FLUVIRIN(R) influenza virus vaccine in the company's Liverpool facility, Chiron has recorded no FLUVIRIN vaccine sales for the third quarter of 2004. In addition, the entire FLUVIRIN vaccine product inventory has been written off in the third quarter of 2004, resulting in a $91 million charge to the cost-of-sales line. The charge has resulted in an approximate $0.36 decrease in both pro forma and GAAP earnings per share.
     Included in the third quarter of 2004 is a settlement with F. Hoffmann-La Roche (Roche) regarding Chiron's HIV patent in the United States. The settlement includes a lump-sum payment to Chiron of $78 million, of which $14 million was recognized as royalty and license fee revenues in the third quarter of 2004. In addition, the settlement also resulted in $32 million of previously deferred royalty and license fee payments being recognized as royalty and license fee revenues in the third quarter. The impact of the Roche settlement was an approximate $0.18 increase in both pro forma and GAAP earnings per share.
     "These past weeks have been among the most difficult of Chiron's 23-year history. We feel deeply saddened that some people may not be able to get immunized against influenza this season," said Howard Pien, president and chief executive officer of Chiron.
     "Influenza vaccines are a public health priority. Going forward, we are focused on restoring our capacity to provide FLUVIRIN vaccine and achieving an effective solution. We are working with the U.S. and UK regulatory authorities as we design and implement our remediation plan. As we move forward on addressing this major concern, Chiron is also realizing milestones in our BioPharmaceuticals and Blood Testing businesses, as well as progressing in other areas of our Vaccines business. We are confident in the strength of the company as a whole."

     Guidance

     Chiron's outlook for full-year 2004 pro forma earnings remains unchanged at between $0.70 to $0.80 per share (a range of $0.32 to $0.42 per share on a GAAP basis). This outlook does not include any revenue from sales of FLUVIRIN(R) vaccine for the 2004-2005 influenza season. This outlook does not include costs the company may incur in connection with remediation and other FLUVIRIN-related issues. Pro forma guidance excludes amortization expense on acquired intangible assets related to the acquisitions of PathoGenesis, Chiron Behring, Pulmopharm and PowderJect, and a charge for purchased in-process research and development related to the acquisition of Sagres, totaling approximately $0.38 per share.
     Chiron management uses pro forma financial statements to gain an understanding of the company's operating performance on a comparative basis. Pro forma amounts exclude certain revenue items and special items relating to certain acquisitions, which may not be indicative of the company's trends or potential future performance. Please refer to the tables at the end of this document for more detail on these items and a reconciliation of the pro forma information to GAAP financial statements. All references to per-share amounts are per diluted share.

     Product Sales and Revenues

     Total revenues were $524 million for the third quarter of 2004, compared to $540 million for the third quarter of 2003. Net product sales were $370 million for the third quarter of 2004, compared to $433 million for the third quarter of 2003. No FLUVIRIN(R) vaccine sales were recorded in the third quarter 2004. Sales of FLUVIRIN vaccine were $103 million in the third quarter of 2003. For the quarter, foreign exchange rates resulted in a 2 percent increase in total revenues.

     Blood Testing

     Total Blood Testing revenues were $141 million for the third quarter of 2004, compared to $109 million for the third quarter of 2003. Blood Testing revenues primarily include revenues from the sales of products related to Chiron's PROCLEIX(R) HIV-1/HCV Assay; revenues related to Chiron's joint business arrangement for immunodiagnostics with Ortho-Clinical Diagnostics Inc. (Ortho), a Johnson & Johnson company; and royalties paid by Roche related to nucleic acid testing (NAT) blood screening. The gross profit margin on blood-testing products was 43 percent for the third quarter of 2004, compared to 40 percent for the third quarter of 2003.

     -- Sales related to the PROCLEIX(R) System were $64 million for the third quarter of 2004, compared to sales of $54 million for the third quarter of 2003. The increase was primarily due to market share gains in the United States for the PROCLEIX(R) HIV-1/HCV Assay, and continued penetration into several markets abroad.

     -- Revenues from Chiron's joint business arrangement with Ortho were $34 million for the third quarter of 2004, compared to $26 million for the third quarter of 2003. The increase was primarily due to increased revenues as a result of higher royalties realized by the joint business.

     -- Royalties paid by Roche related to NAT blood screening were $25 million for the third quarter of 2004, compared to $19 million for the third quarter of 2003. Contributing to the increase in the third quarter of 2004 was the Blood Testing share of the settlement with Roche, consisting of a portion of the deferred royalties recognized and a portion of the $14 million lump sum. In addition, revenues also increased approximately $8 million due to recognition of a portion of the license fee under Chiron's license agreements with the Blood Transfusion Centers of the German Red Cross (Blutspendediensten des Deutsche Rotes Kreuz, or DRK). This was offset by a one-time payment from Roche in the third quarter of 2003.

     Vaccines

     Vaccines net product sales were $168 million for the third quarter of 2004, compared to $263 million for the third quarter of 2003. The decrease was primarily due to no sales of FLUVIRIN(R) vaccine in the third quarter of 2004. The gross profit margin on vaccines products was 8 percent for the third quarter of 2004, compared to 58 percent for the third quarter of 2003. The decrease was primarily due to the write-off of the company's entire FLUVIRIN vaccine inventory in the third quarter, resulting in a $91 million charge to cost-of-sales.

     -- Sales of influenza vaccines were $93 million for the third quarter of 2004, compared to $183 million for the third quarter of 2003. The decrease was primarily due to no sales of FLUVIRIN vaccine in the third quarter of 2004, compared to $103 million in sales of FLUVIRIN vaccine in the third quarter of 2003. This was partially offset by a 17 percent increase in sales of Chiron's other influenza vaccines, AGRIPPAL(R) S1, BEGRIVAC(TM) and FLUAD(R), due to price increases, and the benefit of foreign exchange rates.

     -- Sales of meningococcus vaccines were $9 million for the third quarter of 2004, compared to $11 million for the third quarter of 2003. The decrease was primarily due to lower sales of MENJUGATE(R) meningococcal C vaccine as a result of the timing of tenders and increased price competition, partially offset by the commencement of sales of MENZB(TM) meningococcal B vaccine to New Zealand.

     -- Sales of Chiron's travel vaccines were $21 million for the third quarter of 2004, compared to $11 million for the third quarter of 2003. The increase was driven largely by increased sales of RABAVERT(R) rabies vaccine in the United States and late-season sales of ENCEPUR(TM) tick-borne encephalitis vaccine.

     -- Sales of Chiron's pediatric and other vaccines products were $45 million for the third quarter of 2004, compared to $58 million for the third quarter of 2003. The decrease was primarily due to the previously announced divestiture of certain operations in Sweden acquired via the PowderJect acquisition.

     BioPharmaceuticals

     The BioPharmaceuticals division reported net product sales and BETAFERON(R) interferon beta-1b royalties of $145 million for the third quarter of 2004, compared to $126 million for the third quarter of 2003. The gross profit margin on biopharmaceutical products was 67 percent for the third quarter of 2004, compared to 74 percent for the third quarter of 2003. The decrease in gross profit margin was primarily due to the contractual change in the royalty rate related to the sale of BETASERON(R) interferon beta-1b and the increased costs associated with the new BETASERON pre filled diluent syringe. These decreases were partially offset by product mix and the benefit of foreign exchange rates.

     -- Sales of TOBI(R) tobramycin solution for inhalation were $56 million for the third quarter of 2004, compared to $43 million for the third quarter of 2003. The increase was primarily due to increased patient demand in the United States, wholesale ordering patterns, price increases and the benefit of foreign exchange rates.

     -- Sales of PROLEUKIN(R) (aldesleukin) interleukin-2 were $32 million for the third quarter of 2004, compared to $30 million for the third quarter of 2003. The increase was primarily due to price increases.

     --   Sales of BETASERON to Berlex Inc. (and its parent company, Schering
          AG) for marketing and resale were $35 million for the third quarter of 2004, compared to $29 million for the third quarter of 2003. The increase was primarily due to wholesaler ordering patterns and price increases. This was partially offset by a decline in the royalty rate pursuant to Chiron's contractual agreement with Schering. Royalties from Schering's European sales of BETAFERON were $13 million for the third quarter of 2004, compared to $16 million for the third quarter of 2003. Royalties declined pursuant to Chiron's contractual agreement with Schering. This decrease was partially offset by increased patient demand and the benefit of foreign exchange rates.

     Total Royalty and License Fee Revenues

     -- Total royalty and license fee revenues were $111 million for the third quarter of 2004 compared to $66 million for the third quarter of 2003. The increase was primarily due to revenues from the settlement with Roche relating to Chiron's HIV patent in the United States for use in clinical diagnostics and blood screening. The settlement includes a lump-sum payment to Chiron of $78 million, of which $14 million was recognized as royalty and license fee revenues in the third quarter of 2004. In addition, the settlement also resulted in $32 million of previously deferred royalty and license fee payments being recognized as royalty and license fee revenues in the third quarter.

     Pipeline and Products Update

     Blood Testing

     -- Chiron and Gen-Probe Incorporated (Gen-Probe) submitted a design dossier amendment to Gen-Probe's European notified body for use of the PROCLEIX(R) ULTRIO(TM) Assay on the PROCLEIX(R) TIGRIS(R) System. This amendment would allow the already CE-Marked assay to be run on the TIGRIS(R) fully automated, high-throughput instrument platform, as well as on the PROCLEIX(R) System, the semi-automated instrument platform currently used.

     -- Chiron and Gen-Probe submitted a Biologics License Application (BLA) for the PROCLEIX ULTRIO Assay for blood screening. This assay simultaneously detects HIV-1, hepatitis C virus (HCV) and hepatitis B virus (HBV) in donated blood, plasma, organs and tissue. The companies intend to seek approval to run the test on both the semi-automated PROCLEIX(R) System and on the fully automated, high-throughput PROCLEIX TIGRIS System.

     -- Chiron and Gen-Probe initiated testing with the PROCLEIX(R) WEST NILE VIRUS (WNV) Assay under an investigational protocol on the PROCLEIX TIGRIS System. The fully automated, high-throughput NAT system, developed by Gen-Probe, is designed to allow blood centers to test individual blood samples with greater operator efficiency and is being introduced into blood-testing centers under an Investigational New Drug (IND) protocol in regions with the highest prevalence of WNV. In addition, Chiron and Gen-Probe initiated a pivotal clinical trial of PROCLEIX WNV Assay on the eSAS semi-automated instrumentation platform. The PROCLEIX WNV Assay, which is labeled "For Investigational Use Only," has detected approximately 243 WNV-infected donations since May.

     -- Chiron granted a non-exclusive license to the Blood Transfusion Centers of the German Red Cross, or DRK, for use of the company's HIV-1 and HCV technology for use in molecular-probe home-brew blood screening.

     -- Chiron reached a settlement with Roche in a dispute over licensing fees and royalties that Chiron had asserted were owed to the company under a licensing agreement related to its U.S. Patent No. 6,531,276. The patent, which was issued in the United States in March 2003, is directed to NAT methods for HIV. Under the terms of the settlement agreement, which covers clinical diagnostics and blood screening, Roche irrevocably stipulates to the validity and enforceability of the patent.

     -- Chiron acquired Prion Solutions Inc., a privately held company focused on research into variant Creutzfeldt-Jakob disease (vCJD) and other prion-related diseases.

     Vaccines

     -- During the third quarter of 2004, Chiron initiated dosing in a clinical trial that is a component of the Phase III program designed to enable European registration of the company's cell culture-derived influenza vaccine.

     -- Chiron is performing additional analyses regarding MENJUGATE(R) vaccine at the request of the U.S. Food and Drug Administration (FDA). As a result, Chiron anticipates that it will file the BLA for MENJUGATE in 2005.

     -- Chiron won a further contract from the National Institute of Allergy and Infectious Diseases (NIAID), a part of the U.S. National Institutes of Health (NIH), to produce an investigational vaccine designed to protect against H9N2, a potential pandemic-like strain of influenza.

     BioPharmaceuticals: Infectious Disease

     -- Chiron submitted a New Drug Application (NDA) to the FDA for marketing approval of PULMINIQ(TM) (cyclosporine, USP) inhalation solution. Chiron is seeking an indication for the increase in survival and prevention of chronic rejection in patients receiving allogeneic lung transplants, in combination with standard immunosuppressive therapy. PULMINIQ could be the first immunosuppressant approved for this indication.

     -- Chiron presented data from the final study report of a Phase I clinical trial of tobramycin powder for inhalation (TPI) at the North American Cystic Fibrosis Conference in St. Louis, October 14-17. TPI, an inhaled antibiotic, is being developed for the treatment of cystic fibrosis (CF) patients with Pseudomonas aeruginosa infection. The trial data suggest that TPI, a formulation of tobramycin, a drug with a proven efficacy and safety profile, may significantly reduce the treatment burden for CF patients by offering a short administration time and full portability.

     -- Chiron launched cForward.net, an online resource for CF patients and their caregivers. The site offers interactive educational content, community-based programming and access to important information specific to CF patients and their needs.

     -- Berlex Inc., a U.S. affiliate of Schering AG, Chiron's marketing partner for BETASERON(R) interferon beta-1b, announced that the proven benefits of BETASERON treatment for people living with multiple sclerosis (MS) was underscored by a long-term follow-up study (eight years) presented at the 20th Congress of the European Committee for Treatment and Research in Multiple Sclerosis (ECTRIMS) in Vienna. In addition, Schering announced positive interim results from a study called "BETAFERON(R) in Early Relapsing-Remitting Multiple Sclerosis Surveillance Trial" (BEST). The interim results showed that patients treated with BETAFERON (BETASERON in the U.S.) for one year reduced their annual relapse rate by 51 percent, and 68 percent of patients were free of both progression and relapse.

     -- Chiron granted a nonexclusive license to InterMune Inc. for the research, development and commercialization of therapeutics against HCV drug targets.

     BioPharmaceuticals: Oncology

     Chiron's oncology franchise has three dimensions: immune-based therapies, monoclonal antibodies and novel cancer agents.

     -- As a result of progress made in the initial Phase I study of CHIR-258, Chiron has initiated an additional Phase I study of CHIR-258 in acute myelogenous leukemia (AML).

     -- Chiron acquired Sagres Discovery, a privately held company headquartered in Davis, Calif., that focuses on the discovery and validation of targets with potential application to the development of cancer therapeutics. With the targets from Sagres, Chiron expects to be able to maximize the value of the company's collaboration with Xoma Ltd. and its small-molecule drug discovery program for the development and commercialization of new drugs for the treatment of cancer.

     Other Recent Business Milestones

     -- Ursula B. Bartels was appointed vice president and general counsel. Ms. Bartels will be responsible for all legal functions at Chiron. Ms. Bartels was previously vice president of Boehringer Ingelheim Corporation and senior vice president, general counsel and secretary of Boehringer Ingelheim Pharmaceuticals Inc., where she was responsible for all legal functions for the corporation and U.S. subsidiaries.

     Third-Quarter 2004 Earnings Conference Call

     Chiron will hold a conference call and webcast on Wednesday, October 20, 2004, at 4:30 p.m. EDT to review its third-quarter 2004 results of operations and business highlights. In addition, the company may address forward-looking questions concerning business, financial matters and trends affecting the company.
     To access either the live call or the one-week archive, please log on to www.chiron.com/webcast. Please connect to the website at least 15 minutes prior to the conference call to ensure adequate time to download any necessary software. Alternatively, please call (800) 819-7026 from the United States or Canada or (706) 643-7768 from other locations. Replay is available approximately two hours after the completion of the call through 11:55 p.m. EDT, Wednesday, October 27, 2004. To access the replay, please call (800) 642-1687 from the United States or Canada or (706) 645-9291 from other locations. The conference ID number is 1335529.

     About Chiron

     Through its global Blood Testing, Vaccines and BioPharmaceuticals businesses, Chiron Corporation addresses human suffering with more than 50 diverse products to detect, prevent and treat disease worldwide. The company's success has come from its pioneering science, skill in delivering innovations in biotechnology and disciplined business approach. Chiron believes that science has the power to improve people's lives and harnesses that power to transform human health. For more information, visit www.chiron.com.

     This news release contains forward-looking statements, including statements regarding earnings and sales growth, supply of FLUVIRIN(R) vaccine that Chiron expects to deliver to the U.S. market in future influenza seasons, improvements to manufacturing facilities, product development initiatives, new product indications, new product marketing, clinical trials, and in- and out-licensing activities, that involve risks and uncertainties and are subject to change. No assurances can be given that additional issues with respect to FLUVIRIN or Chiron's manufacturing generally will not arise in the future or that the MHRA will not further suspend or revoke the license to Chiron's Liverpool facility. Many factors could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements, including, among others, additional adverse developments resulting from Chiron's announcement of the suspension of its UK license to manufacture FLUVIRIN, including litigation and investigations relating to such announcement. A discussion of the company's operations and financial condition, including factors that may affect its business and future prospects, is contained in documents the company has filed with the SEC, including the form 10-K for the year ended December 31, 2003, and the form 10-Q for the quarter ended June 30, 2004, and will be contained in all subsequent periodic filings made with the SEC. These documents identify important factors that could cause the company's actual performance to differ from current expectations, including the outcome of clinical trials, regulatory review and approvals, manufacturing capabilities, intellectual property protections and defenses, litigation, stock-price and interest-rate volatility, and marketing effectiveness. In particular, there can be no assurance that Chiron will increase sales of existing products, resume manufacturing or sale of FLUVIRIN for the 2005-2006 influenza season or ever, successfully develop and receive approval to market new products, or achieve market acceptance for such new products. There can be no assurance that Chiron's out-licensing activities will generate significant revenue nor that its in-licensing activities will fully protect it from claims of infringement by third parties. In addition, the company may face additional competition in the influenza market in the future and challenges in distribution arrangements as a result of the recent FLUVIRIN announcements. The company may engage in business opportunities, the successful completion of which are subject to certain risks, including shareholder and regulatory approvals and the integration of operations.

     Chiron does not undertake an obligation to update the forward-looking information the company is giving today.

     NOTE: AGRIPPAL, BEGRIVAC, ENCEPUR, FLUVIRIN, FLUAD, MENJUGATE, MENZB, PROCLEIX, PROLEUKIN, PULMINIQ, RABAVERT, TOBI and ULTRIO are trademarks of Chiron Corporation. BETASERON and BETAFERON are trademarks of Schering AG. TIGRIS is a trademark of Gen-Probe Incorporated.


CHIRON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

                                     Three Months Ended September 30,
                                                    2004

                                                    Pro
                                         Pro Forma  Forma
                                          Adjusted  Adjust-
                                             (1)    ments    Actual
                                      ------------ -------- ---------

Revenues:
  Product sales, net                     $369,980       $-  $369,980
  Revenues from joint business
   arrangement                             34,017        -    34,017
  Collaborative agreement revenues          4,124        -     4,124
  Royalty and license fee revenues        111,396        -   111,396
  Other revenues                            4,450        -     4,450
                                      ------------ -------- ---------

      Total revenues                      523,967        -   523,967
                                      ------------ -------- ---------

Operating expenses:
  Cost of sales                           237,622        -   237,622
  Research and development                103,000        -   103,000
  Selling, general and administrative     114,531        -   114,531
  Purchased in-process research and
   development                                  -   (9,629)    9,629
  Amortization expense                          -  (20,566)   20,566
  Other operating expenses                  1,281        -     1,281
                                      ------------ -------- ---------

      Total operating expenses            456,434  (30,195)  486,629
                                      ------------ -------- ---------

Income from operations                     67,533   30,195    37,338

Interest expense                           (7,063)       -    (7,063)
Interest and other income, net              5,369        -     5,369
Minority interest                            (504)       -      (504)
                                      ------------ -------- ---------

Income from continuing operations
 before income taxes                       65,335   30,195    35,140
Provision for income taxes                 16,334    5,142    11,192
                                      ------------ -------- ---------

Income from continuing operations          49,001   25,053    23,948
                                      ============ ======== =========

Gain (loss) from discontinued
 operations                                  (450)       -      (450)
                                      ------------ -------- ---------

Net income (loss)                         $48,551  $25,053   $23,498
                                      ============ ======== =========

Basic earnings (loss) per share:
   Income (loss) from continuing
    operations                              $0.26              $0.13
                                      ============          =========
   Net income (loss)                        $0.26              $0.13
                                      ============          =========

Diluted earnings (loss) per share:
   Income (loss) from continuing
    operations                              $0.26              $0.13
                                      ============          =========
   Net income (loss)                        $0.26              $0.12
                                      ============          =========

Shares used in calculating basic
 earnings per share                       187,368            187,368
                                      ============          =========

Shares used in calculating diluted
 earnings per share                       190,588            190,014
                                      ============          =========

                                     Three Months Ended September 30,
                                                   2003

                                                    Pro
                                         Pro Forma  Forma
                                          Adjusted  Adjust-
                                             (2)    ments    Actual
                                     ------------ --------- ---------

Revenues:
  Product sales, net                    $432,674        $-  $432,674
  Revenues from joint business
   arrangement                            26,058         -    26,058
  Collaborative agreement revenues         7,816         -     7,816
  Royalty and license fee revenues        66,237         -    66,237
  Other revenues                           7,688         -     7,688
                                     ------------ --------- ---------

      Total revenues                     540,473         -   540,473
                                     ------------ --------- ---------

Operating expenses:
  Cost of sales                          174,380         -   174,380
  Research and development                97,519         -    97,519
  Selling, general and administrative    105,818         -   105,818
  Purchased in-process research and
   development                                 -  (122,700)  122,700
  Amortization expense                         -   (19,821)   19,821
  Other operating expenses                 4,779         -     4,779
                                     ------------ --------- ---------

      Total operating expenses           382,496  (142,521)  525,017
                                     ------------ --------- ---------

Income from operations                   157,977   142,521    15,456

Interest expense                          (6,222)        -    (6,222)
Interest and other income, net             5,239         -     5,239
Minority interest                           (443)        -      (443)
                                     ------------ --------- ---------

Income from continuing operations
 before income taxes                     156,551   142,521    14,030
Provision for income taxes                39,138     4,955    34,183
                                     ------------ --------- ---------

Income from continuing operations        117,413   137,566   (20,153)
                                     ============ ========= =========

Gain (loss) from discontinued
 operations                                1,174         -     1,174
                                     ------------ --------- ---------

Net income (loss)                       $118,587  $137,566  $(18,979)
                                     ============ ========= =========

Basic earnings (loss) per share:
   Income (loss) from continuing
    operations                             $0.63              $(0.11)
                        ============           =========
   Net income (loss)                       $0.64              $(0.10)
                                     ============           =========

Diluted earnings (loss) per share:
   Income (loss) from continuing
    operations                             $0.60              $(0.11)
                                     ============           =========
   Net income (loss)                       $0.61              $(0.10)
                                     ============           =========


Shares used in calculating basic
 earnings per share                      186,685             186,685
                                     ============           =========

Shares used in calculating diluted
 earnings per share                      200,463             186,685
                                     ============           =========

(1) Pro Forma Adjusted amounts exclude (a) the amortization expense on acquired intangible assets related to the acquisitions of PathoGenesis, Chiron Behring, Pulmopharm and PowderJect
Pharmaceuticals and (b) Purchased in-process research and development related to the Sagres acquisition.

(2) Pro Forma Adjusted amounts exclude (a) the amortization expense on acquired intangible assets related to the acquisitions of PathoGenesis, Chiron Behring, Pulmopharm and PowderJect Pharmaceuticals and (b) purchased in-process research and development related to the PowderJect Pharmaceuticals acquisition. Note that in Q4'03, there was a purchase price adjustment to the purchased in-process research and development related to the PowderJect Pharmaceuticals acquisition, upon completion of strategic assessments of the value of certain research and development projects. The adjustment reduced purchased in-process research and development by $77.4 million.

CHIRON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

                                        Year to Date September 30,
                                                    2004

                                                    Pro
                                         Pro Forma  Forma
                                          Adjusted  Adjust-
                                             (3)    ments    Actual
                                      ----------- -------- ----------

Revenues:
  Product sales, net                    $946,138       $-   $946,138
  Revenues from joint business
   arrangement                            92,910        -     92,910
  Collaborative agreement revenues        14,467        -     14,467
  Royalty and license fee revenues       221,384        -    221,384
  Other revenues                          22,363        -     22,363
                                      ----------- -------- ----------

      Total revenues                   1,297,262        -  1,297,262
                                      ----------- -------- ----------

Operating expenses:
  Cost of sales                          495,048        -    495,048
  Research and development               301,736        -    301,736
  Selling, general and administrative    326,128        -    326,128
  Purchased in-process research and
   development                                 -   (9,629)     9,629
  Amortization expense                         -  (63,077)    63,077
  Other operating expenses                 8,040        -      8,040
                                      ----------- -------- ----------

      Total operating expenses         1,130,952  (72,706) 1,203,658
                                      ----------- -------- ----------

Income from operations                   166,310   72,706     93,604

Interest expense                         (19,440)       -    (19,440)
Interest and other income, net            41,252        -     41,252
Minority interest                         (1,583)       -     (1,583)
                                      ----------- -------- ----------

Income from continuing operations
 before income taxes                     186,539   72,706    113,833
Provision for income taxes                46,635   15,770     30,865
                                      ----------- -------- ----------

Income from continuing operations        139,904   56,936     82,968
                                      =========== ======== ==========

Gain from discontinued operations         24,854        -     24,854
                                      ----------- -------- ----------

Net income                              $164,758  $56,936   $107,822
                                      =========== ======== ==========

Basic earnings per share:
   Income from continuing operations       $0.75               $0.44
                                      ===========          ==========
   Net income                              $0.88               $0.57
                                      ===========          ==========

Diluted earnings per share:
   Income from continuing operations       $0.73               $0.43
                                      ===========          ==========
   Net income                              $0.86               $0.56
                                      ===========          ==========


Shares used in calculating basic
 earnings per share                      187,751             187,751
                                      ===========          ==========

Shares used in calculating diluted
 earnings per share                      190,901             190,901
                                      ===========          ==========

                                         Year to Date September 30,
                                                    2003

                                                    Pro
                                         Pro Forma  Forma
                                          Adjusted  Adjust-
                                             (4)    ments    Actual
                                      ----------- --------- ----------

Revenues:
  Product sales, net                    $897,222        $-   $897,222
  Revenues from joint business
   arrangement                            79,985         -     79,985
  Collaborative agreement revenues        15,554         -     15,554
  Royalty and license fee revenues       186,537         -    186,537
  Other revenues                          18,069   (14,413)    32,482
                                      ----------- --------- ----------

      Total revenues                   1,197,367   (14,413) 1,211,780
                                      ----------- --------- ----------

Operating expenses:
  Cost of sales                          357,389         -    357,389
  Research and development               269,564         -    269,564
  Selling, general and administrative    259,086         -    259,086
  Purchased in-process research and
   development                                 -  (122,700)   122,700
  Amortization expense                         -   (35,135)    35,135
  Other operating expenses                 7,729         -      7,729
                                      ----------- --------- ----------

      Total operating expenses           893,768  (157,835) 1,051,603
                                      ----------- --------- ----------

Income from operations                   303,599   143,422    160,177

Interest expense                         (12,523)        -    (12,523)
Interest and other income, net            31,170         -     31,170
Minority interest                         (1,424)        -     (1,424)
                                      ----------- --------- ----------

Income from continuing operations
 before income taxes                     320,822   143,422    177,400
Provision for income taxes                80,206     5,181     75,025
                                      ----------- --------- ----------

Income from continuing operations        240,616   138,241    102,375
                                      =========== ========= ==========

Gain from discontinued operations          3,138         -      3,138
                                      ----------- --------- ----------

Net income                              $243,754  $138,241   $105,513
                                      =========== ========= ==========

Basic earnings per share:
   Income from continuing operations       $1.29                $0.55
                                      ===========           ==========
   Net income                              $1.31                $0.57
                                      ===========           ==========

Diluted earnings per share:
   Income from continuing operations       $1.25                $0.54
                                      ===========           ==========
   Net income                              $1.27                $0.55
                                      ===========           ==========

Shares used in calculating basic
 earnings per share                      186,658              186,658
                                      ===========           ==========

Shares used in calculating diluted
 earnings per share                      196,935              190,488
                                      ===========           ==========

(3) Pro Forma Adjusted amounts exclude (a) the amortization expense on acquired intangible assets related to the acquisitions of PathoGenesis, Chiron Behring, Pulmopharm and PowderJect
Pharmaceuticals and (b) the purchased in-process research and development related to the Sagres acquisition.

(4) Pro Forma Adjusted amounts exclude: (a) the amortization expense on acquired intangible assets related to the acquistions of PathoGenesis, Chiron Behring, Pulmopharm and PowderJect Pharmaceuticals, (b) the Biogen and Serono settlements in connection with the McCormick patents owned by Schering's U.S. subsidiary, Berlex Laboratories and (c) purchased in-process research and development related to the PowderJect Pharmaceuticals acquisition. Note that in Q4'03, there was a purchase price adjustment to the purchased in-process research and development related to the PowderJect Pharmaceuticals acquisition, upon completion of strategic assessments of the value of certain research and development projects. The adjustment reduced purchased in-process research and development by $77.4 million.

Note: Due to rounding, quarterly earnings per share amounts may not sum fully to yearly earnings per share amounts.


CHIRON CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

                                                September   December
                                                 30, 2004    31, 2003
                                               -----------------------

                    Assets
-----------------------------------------------
Current assets:
    Cash and short-term investments              $544,490    $538,482
    Accounts receivable, net                      397,802     382,933
    Current portion of notes receivable                 -       1,479
    Inventories, net                              218,589     199,625
    Other current assets                          135,814     135,130
                                               ----------- -----------
        Total current assets                    1,296,695   1,257,649
Noncurrent investments in marketable debt
 securities                                       467,813     560,292
Property, plant, equipment and leasehold
 improvements, net                                751,393     689,750
Other noncurrent assets                         1,667,430   1,687,478
                                               ----------- -----------
            Total assets                       $4,183,331  $4,195,169
                                               =========== ===========

     Liabilities and stockholders' equity
-----------------------------------------------
Current liabilities                              $389,250    $436,913
Long-term debt                                    940,295     926,709
Capital lease                                     157,014     157,677
Noncurrent unearned revenue                        30,525      45,564
Other noncurrent liabilities                      192,678     176,944
Minority interest                                   8,498       7,002
Stockholders' equity                            2,465,071   2,444,360
                                               ----------- -----------
            Total liabilities and stockholders'
             equity                            $4,183,331  $4,195,169
                                               =========== ===========


CHIRON CORPORATION
SUPPLEMENTAL SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE
(Unaudited)
(In thousands, except per share data)

                                        Three Months Ended
                                          September 30,
                                      2004               2003
                                --------- -------- --------- ---------
                                Pro Forma          Pro Forma
                                 Adjusted  Actual   Adjusted  Actual
                                --------- -------- --------- ---------

Computation for earnings (loss) per share
 - continuing operations
Income (loss) (Numerator):
  Income (loss) from continuing
   operations                    $49,001  $23,948  $117,413  $(20,153)
  Plus: Interest on 1.625%
   convertible debentures, net
   of taxes                            -        -     1,064         -
  Plus: Interest on Liquid
   Yield Option Notes, net of
   taxes                             143        -     1,745         -
                                --------- -------- --------- ---------
  Income (loss) from continuing
   operations, plus impact from
   assumed conversions           $49,144  $23,948  $120,222  $(20,153)
                                ========= ======== ========= =========

Shares (Denominator):
  Weighted-average common
   shares outstanding            187,368  187,368   186,685   186,685
Effect of dilutive securities:
    Stock options and
     equivalents                   2,646    2,646     4,897         -
    1.625% convertible
     debentures, net of taxes          -        -     3,653         -
    Liquid Yield Option Notes        574        -     5,228         -
                                --------- -------- --------- ---------
    Weighted-average common
     shares outstanding, plus
     impact from assumed
     conversions                 190,588  190,014   200,463   186,685
                                ========= ======== ========= =========


Basic earnings (loss) per share
 from continuing operations        $0.26    $0.13     $0.63    $(0.11)
                                ========= ======== ========= =========
Diluted earnings (loss) per
 share from continuing
 operations                        $0.26    $0.13     $0.60    $(0.11)
                                ========= ======== ========= =========

Computation for earnings (loss)
 per share -net income (loss)
Income (loss) (Numerator):
  Net income (loss)              $48,551  $23,498  $118,587  $(18,979)
  Plus: Interest on 1.625%
   convertible debentures, net
   of taxes                            -        -     1,064         -
  Plus: Interest on Liquid
   Yield Option Notes, net of
   taxes                             143        -     1,745         -
                                --------- -------- --------- ---------
  Net income (loss), plus
   impact from assumed
   conversions                   $48,694  $23,498  $121,396  $(18,979)
                                ========= ======== ========= =========

Shares (Denominator):
  Weighted-average common
   shares outstanding            187,368  187,368   186,685   186,685
Effect of dilutive securities:
    Stock options and
     equivalents                   2,646    2,646     4,897         -
    1.625% convertible
     debentures, net of taxes          -        -     3,653         -
    Liquid Yield Option Notes        574        -     5,228         -
                                --------- -------- --------- ---------
    Weighted-average common
     shares outstanding, plus
     impact from assumed
     conversions                 190,588  190,014   200,463   186,685
                                ========= ======== ========= =========


Basic earnings (loss) per share    $0.26    $0.13     $0.64    $(0.10)
                                ========= ======== ========= =========
Diluted earnings (loss) per
 share                             $0.26    $0.12     $0.61    $(0.10)
                                ========= ======== ========= =========


CHIRON CORPORATION
SUPPLEMENTAL SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE
(Unaudited)
(In thousands, except per share data)

                                            Year to Date
                                            September 30,
                                      2004                 2003
                                --------- -------- --------- ---------
                                Pro Forma          Pro Forma
                                 Adjusted  Actual   Adjusted  Actual
                                --------- -------- --------- ---------

Computation for earnings per
 share - continuing operations
Income (Numerator):
  Income from continuing
   operations                  $139,904   $82,968  $240,616  $102,375
  Plus: Interest on 1.625%
   convertible debentures, net
   of taxes                           -         -     1,064         -
  Plus: Interest on Liquid
   Yield Option Notes, net of
   taxes                              -         -     5,260         -
                               --------- --------- --------- ---------
  Income from continuing
   operations, plus impact
   from assumed conversions    $139,904   $82,968  $246,940  $102,375
                               ========= ========= ========= =========

Shares (Denominator):
  Weighted-average common
   shares outstanding           187,751   187,751   186,658   186,658
Effect of dilutive securities:
    Stock options and
     equivalents                  3,150     3,150     3,828     3,828
    1.625% convertible
     debentures, net of taxes                   -     1,218         -
    Liquid Yield Option Notes,
     net of taxes                     -         -     5,229         -
    Put options                       -         -         2         2
                               --------- --------- --------- ---------
    Weighted-average common
     shares outstanding, plus
     impact from assumed
     conversions                190,901   190,901   196,935   190,488
                               ========= =================== =========


Basic earnings per share from
 continuing operations            $0.75     $0.44     $1.29     $0.55
                               ========= ========= ========= =========
Diluted earnings per share
 from continuing operations       $0.73     $0.43     $1.25     $0.54
                               ========= ========= ========= =========

Computation for earnings per
 share -net income
Income (Numerator):
  Net income                   $164,758  $107,822  $243,754  $105,513
  Plus: Interest on 1.625%
   convertible debentures, net
   of taxes                           -         -     1,064         -
  Plus: Interest on Liquid
   Yield Option Notes, net of
   taxes                              -         -     5,260         -
                               --------- --------- --------- ---------
  Net income                   $164,758  $107,822  $250,078  $105,513
                               ========= =================== =========

Shares (Denominator):
  Weighted-average common
   shares outstanding           187,751   187,751   186,658   186,658
Effect of dilutive securities:
    Stock options and
     equivalents                  3,150     3,150     3,828     3,828
    1.625% convertible
     debentures, net of taxes         -         -     1,218         -
    Liquid Yield Option Notes,
     net of taxes                     -         -     5,229         -
    Put options                       -         -         2         2
                               --------- --------- --------- ---------
    Weighted-average common
     shares outstanding, plus
     impact from assumed
     conversions                190,901   190,901   196,935   190,488
                               ========= =================== =========


Basic earnings per share          $0.88     $0.57     $1.31     $0.57
                               ========= ========= ========= =========
Diluted earnings per share        $0.86     $0.56     $1.27     $0.55
                               ========= ========= ========= =========


CHIRON CORPORATION
Supplemental Revenue Summary (Pro Forma)
USD $ (in thousands, except percentages)


                                 Current    Prior    Change
                                 Quarter   Quarter    from    Change
                                 Q3 2004   Q2 2004  Prior QTR       %

----------------------------------------- --------- --------- --------
Product Sales
 Blood Testing
    Ortho                         $7,098    $6,608      $490     7.4%
    NAT                           63,629    60,589     3,040     5.0%
                                --------- --------- --------- -------
 Total Blood Testing              70,727    67,197     3,530     5.3%

Vaccines
   Flu Vaccines                   93,486     8,207    85,279  1039.1%
   Meningococcus Vaccines          8,865     5,016     3,849    76.7%
   Travel Vaccines (TBE, Rabies,
    Arilvax and Dukoral)          20,865    40,132   (19,267) (48.0)%
   Pediatric/Other Vaccines       44,491    47,619    (3,128)  (6.6)%
                                --------- --------- --------- -------
 Total Vaccines                  167,707   100,974    66,733    66.1%

Biopharmaceuticals:
  Proleukin                       31,739    35,057    (3,318)  (9.5)%
  TOBI                            55,734    51,342     4,392     8.6%
  Betaseron(a)                    35,171    31,626     3,545    11.2%
  Other                            8,902     8,896         6     0.1%
                                --------- --------- --------- -------
Total Biopharmaceuticals         131,546   126,921     4,625     3.6%

 TOTAL PRODUCT SALES            $369,980  $295,092   $74,888    25.4%
                                ========= ========= ========= =======


Revenues From Joint Business
 Arrangement                     $34,017   $28,532    $5,485    19.2%
Collaborative Agreement
 Revenues                          4,124     3,828       296     7.7%
Royalty and License Fees         111,396    55,196    56,200   101.8%
Other Revenues                     4,450    10,975    (6,525) (59.5)%
                                --------- --------- --------- -------
  TOTAL REVENUES                $523,967  $393,623  $130,344    33.1%
                                --------- --------- --------- -------

Gross Margins
Blood Testing                         43%       42%        1%
Vaccines                               8%       42%     (34)%
Biopharmaceuticals                    67%       74%      (7)%
                                --------- --------- --------- -------
  TOTAL GROSS MARGINS                 36%       56%     (20)%
                                --------- --------- --------- -------

----------------------------------------- --------- --------- --------
  (a) Excludes Betaferon Royalty $13,374   $11,585    $1,789    15.4%
----------------------------------------- --------- --------- --------

                                                     Change
                                          Year Ago    from
                                           Quarter   Prior    Change
                                           Q3 2003     Year         %

--------------------------------------------------- --------- -------
Product Sales
 Blood Testing
    Ortho                                   $6,235      $863    13.8%
    NAT                                     53,663     9,966    18.6%
                                          --------- --------- -------
 Total Blood
  Testing                                   59,898    10,829    18.1%

Vaccines
   Flu Vaccines                            183,250   (89,764) (49.0)%
   Meningococcus
    Vaccines                                10,642    (1,777) (16.7)%
   Travel Vaccines (TBE, Rabies, Arilvax
    and Dukoral)                            11,229     9,636    85.8%
   Pediatric/Other
    Vaccines                                57,598   (13,107) (22.8)%
                                          --------- --------- -------
 Total Vaccines                            262,719   (95,012) (36.2)%

Biopharmaceuticals:
  Proleukin                                 29,859     1,880     6.3%
  TOBI                                      43,022    12,712    29.5%
  Betaseron(a)                              29,010     6,161    21.2%
  Other                                      8,166       736     9.0%
                                          --------- --------- -------
Total
 Biopharmaceuticals                        110,057    21,489    19.5%

 TOTAL PRODUCT
  SALES                                   $432,674  $(62,694) (14.5)%
                                          ========= ========= =======

Revenues From Joint
 Business
 Arrangement                               $26,058    $7,959    30.5%
Collaborative
 Agreement Revenues                          7,816    (3,692) (47.2)%
Royalty and License
 Fees                                       66,237    45,159    68.2%
Other Revenues                               7,688    (3,238) (42.1)%
                                          --------- --------- -------
  TOTAL REVENUES                          $540,473  $(16,506)  (3.1)%
                                          --------- --------- -------

Gross Margins
Blood Testing                                   40%        3%
Vaccines                                        58%     (50)%
Biopharmaceuticals                              74%      (7)%
                                          --------- --------- -------
  TOTAL GROSS
   MARGINS                                      60%     (24)%
                                          --------- --------- -------

--------------------------------------------------- --------- -------
  (a) Excludes
   Betaferon
   Royalty                                 $15,970   $(2,596) (16.3)%
--------------------------------------------------- --------- -------


CHIRON CORPORATION
Supplemental YTD Revenue Summary (Pro Forma)
USD $ (in thousands, except percentages)


                                                    Change
                                 Nine Months Ended   from
                                   September 30,     Prior     Change
                                  2004     2003      Year         %

                              ----------------------------------------

Product Sales
 Blood Testing
    Ortho                        $19,940     $19,766     $174     0.9%
    NAT                          186,104     141,767   44,337    31.3%
                              ----------- ----------- -------- -------
 Total Blood Testing             206,044     161,533   44,511    27.6%

 Vaccines
    Flu Vaccines                 109,398     191,286  (81,888) (42.8)%
    Meningococcus Vaccines        18,430      31,876  (13,446) (42.2)%
    Travel Vaccines (TBE,
     Rabies, Arilvax and
     Dukoral)                     84,007      59,981   24,026    40.1%
    Pediatric/Other Vaccines     143,292     133,537    9,755     7.3%
                              ----------- ----------- -------- -------
 Total Vaccines                  355,127     416,680  (61,553) (14.8)%

Biopharmaceuticals:
  Proleukin                       98,664      85,223   13,441    15.8%
  TOBI                           159,600     122,740   36,860    30.0%
  Betaseron(a)                    96,933      88,788    8,145     9.2%
  Other                           29,770      22,258    7,512    33.7%
                              ----------- ----------- -------- -------
Total Biopharmaceuticals         384,967     319,009   65,958    20.7%

 TOTAL PRODUCT SALES            $946,138    $897,222  $48,916     5.5%
                              =========== =========== ======== =======

Revenues From Joint Business
 Arrangement                     $92,910     $79,985  $12,925    16.2%
Collaborative Agreement
 Revenues                         14,467      15,554   (1,087)  (7.0)%
Royalty and License Fees         221,384     186,537   34,847    18.7%
Other Revenues                    22,363      18,069    4,294    23.8%
                              ----------- ----------- -------- -------
   TOTAL REVENUES             $1,297,262  $1,197,367  $99,895     8.3%
                              ----------- ----------- -------- -------

Gross Margins
Blood Testing                         42%         42%       0%
Vaccines                              24%         56%    (32)%
Biopharmaceuticals                    72%         75%     (3)%
                              ----------- ----------- -------- -------
   TOTAL GROSS MARGINS                48%         60%    (12)%
                              ----------- ----------- -------- -------

----------------------------------------- ----------- -------- -------
  (a) Excludes Betaferon
   Royalty                       $38,766     $47,110  $(8,344) (17.7)%
----------------------------------------- ----------- -------- -------

     CONTACT: Chiron Corporate Communications & Investor Relations
              Media, 510-923-6500
              Investors, 510-923-2300